CERTIFICATE OF AMENDMENT
                                       OF
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                                GLICKENHAUS & CO.


                  We, the undersigned, being all of the partners of Glickenhaus & Co. (the "Partnership"), and desiring to amend the Certificate of Limited Partnership filed with the County Clerk of New York County (the "Certificate"), each hereby certifies that the Certificate, as heretofore amended, is hereby further amended as of January 1, 1984 to reflect certain changes in the share of net profits of the Partnership to which each of the limited partners will be entitled to receive, as follow:
                  Paragraph 9 of the Certificate is hereby amended in its entirety to read as follows:
                  "9. The share of the net profits for each year (after the payment of salary to the general partners) which each limited partner shall receive by reason of his contribution consists of (i) the sum of the products, for each month during the year, of (A) the average of the broker's loan interest rate of The Bank of New York on the first and last business days of the month times (B) the amount of his or her capital interest during such month, plus (ii) the following respective percentages of net profits remaining after allocation to general and limited partners of the specified percentage of their capital interests:

474147.1

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                  Sarah B. Glickenhaus          %
                  Nancy Brody Pier              %
                  James M. Glickenhaus          %."
                  IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment on January 24, 1984.

                                                     GENERAL PARTNERS


                                                     ________________________
                                                     Seth M. Glickenhaus


                                                     ________________________
                                                     Alfred Feinman


                                                     ________________________
                                                     Dean P. Gestal


                                                     ________________________
                                                     James W. Sykes


                                                     ________________________
                                                     Steven B. Green


                                                     ________________________
                                                     David F. Maisel


                                                     ________________________
                                                     Connie J. Moak




                                       -2-
474147.1

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                                                     LIMITED PARTNERS


                                                     ________________________
                                                     Sarah B. Glickenhaus


                                                     ________________________
                                                     Nancy Brody Pier


                                                     ________________________
                                                     James M. Glickenhaus


                                       -3-
474147.1

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STATE OF NEW YORK                   )
                                    )  ss.:
COUNTY OF NEW YORK                  )


                  On the 24th day of January, 1984, before me personally came SETH M. GLICKENHAUS, ALFRED FEINMAN, DEAN P. GESTAL,
JAMES W. SYKES, STEVEN B. GREEN, DAVID F. MAISEL, CONNIE J. MOAK,
SARAH B. GLICKENHAUS, NANCY BRODY PIER and JAMES M. GLICKENHAUS, all of whom are known to me to be the individuals described in and who executed the foregoing instrument, and each duly acknowledged to me that he executed the same.


(Notary Seal)

                                                ______________________________
                                                         Notary Public


474147.1

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